Exhibit 11.1

Statement Regarding Calculation of Earnings Per Share

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS
3 months ended September 30, 2002	9,444,258	9,588,205	$1,334,181	$0.14	$0.14
3 months ended September 30, 2003	9,580,091	9,880,404	$1,756,873	$0.18	$0.18

3 months ended September 30, 2002	Basic		Diluted
Average Shares Outstanding	9,444,258		9,444,258
Options – Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option – Plan 1			0
Options – Plan 2		16,983
Average Option Price		$5.09
Total Exercise Cost		$86,443
Shares Repurchased		8,839
Net Shares from Option – Plan 2			8,144
Options – Plan 3		444,410
Average Option Price		$6.88
Total Exercise Cost		$3,057,541
Shares Repurchased		312,632
Net Shares from Option – Plan 3			131,778
Options – Plan 4		451,361
Average Option Price		$12.59
Total Exercise Cost		$5,682,635
Shares Repurchased		581,047
Net Shares from Option – Plan 4			0
Options – Plan 5 – Omnibus		82,004
Average Option Price		$9.30
Total Exercise Cost		$762,637
Shares Repurchased		77,979
Net Shares from Option – Plan 5			4,025
Options – EFA Non-qualified		92,226
Average Option Price		$10.18
Total Exercise Cost		$938,861
Shares Repurchased		95,998
Net Shares from Option – EFA Non-qualified			0
Options – CGB Qualified		33,433
Average Option Price		$10.45
Total Exercise Cost		$349,375
Shares Repurchased		35,723
Net Shares from Option – CGB Qualified			0
Options – CGB Non-qualified		15,428
Average Option Price		$11.67
Total Exercise Cost		$180,045
Shares Repurchased		18,409
Net Shares from Option – CGB Non-qualified			0
Options – Moneta		187,254
Average Option Price		$12.44
Total Exercise Cost		$2,329,440
Shares Repurchased		238,184
Net Shares from Option – Moneta			0
Stock Appreciation Rights		69,200
Average Stock Appreciation Rights Price		$12.05
Total Exercise Cost		$833,860
Shares Repurchased		85,262
Net Shares from Stock Appreciation Rights			0

Gross Shares	9,444,258		9,588,205
Price		$9.78

3 months ended September 30, 2003	Basic		Diluted
Average Shares Outstanding	9,580,091		9,580,091
Options – Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option – Plan 1			0
Options – Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,893
Net Shares from Option – Plan 2			7,307
Options – Plan 3		398,800
Average Option Price		$6.90
Total Exercise Cost		$2,751,720
Shares Repurchased		208,938
Net Shares from Option – Plan 3			189,862
Options – Plan 4		531,328
Average Option Price		$12.12
Total Exercise Cost		$6,439,695
Shares Repurchased		488,967
Net Shares from Option – Plan 4			42,361
Options – Plan 5 – Omnibus		435,601
Average Option Price		$12.22
Total Exercise Cost		$5,323,044
Shares Repurchased		404,180
Net Shares from Option – Plan 5			31,421
Options – EFA Non-qualified		89,250
Average Option Price		$10.13
Total Exercise Cost		$904,103
Shares Repurchased		68,649
Net Shares from Option – EFA Non-qualified			20,601
Options – CGB Qualified		12,482
Average Option Price		$10.62
Total Exercise Cost		$132,559
Shares Repurchased		10,065
Net Shares from Option – CGB Qualified			2,417
Options – CGB Non-qualified		8,036
Average Option Price		$11.67
Total Exercise Cost		$93,780
Shares Repurchased		7,121
Net Shares from Option – CGB Non-qualified			915
Options – Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		176,017
Net Shares from Option – Moneta			0
Stock Appreciation Rights		64,413
Average Stock Appreciation Rights Price		$12.06
Total Exercise Cost		$776,821
Shares Repurchased		58,984
Net Shares from Stock Appreciation Rights			5,429

Gross Shares	9,580,091		9,880,404
Price		$13.17

Moneta options are antidilutive due to the impact of adjusting net income for the expense associated with the plan for the quarter.

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS
9 months ended September 30, 2002	9,381,389	9,580,300	$3,654,781	$0.39	$0.38
9 months ended September 30, 2003	9,554,540	9,861,025	$5,490,343	$0.57	$0.56

9 months ended September 30, 2002	Basic		Diluted
Average Shares Outstanding	9,381,389		9,381,389
Options – Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option – Plan 1			0
Options – Plan 2		72,368
Average Option Price		$2.98
Total Exercise Cost		$215,657
Shares Repurchased		21,184
Net Shares from Option – Plan 2			51,184
Options – Plan 3		451,080
Average Option Price		$6.90
Total Exercise Cost		$3,112,452
Shares Repurchased		305,742
Net Shares from Option – Plan 3			145,338
Options – Plan 4		433,473
Average Option Price		$12.84
Total Exercise Cost		$5,565,793
Shares Repurchased		546,738
Net Shares from Option – Plan 4			0
Options – Plan 5 – Omnibus		27,635
Average Option Price		$9.30
Total Exercise Cost		$257,006
Shares Repurchased		25,246
Net Shares from Option – Plan 5			2,389
Options – EFA Non–qualified		87,766
Average Option Price		$10.19
Total Exercise Cost		$894,336
Shares Repurchased		87,852
Net Shares from Option – EFA Non-qualified			0
Options – CGB Qualified		43,853
Average Option Price		$10.65
Total Exercise Cost		$467,034
Shares Repurchased		45,878
Net Shares from Option – CGB Qualified			0
Options – CGB Non–qualified		34,863
Average Option Price		$10.99
Total Exercise Cost		$383,144
Shares Repurchased		37,637
Net Shares from Option – CGB Non-qualified			0
Options – Moneta		187,492
Average Option Price		$12.44
Total Exercise Cost		$2,332,400
Shares Repurchased		229,116
Net Shares from Option – Moneta			0
Stock Appreciation Rights		70,789
Average Stock Appreciation Rights Price		$12.15
Total Exercise Cost		$860,086
Shares Repurchased		84,488
Net Shares from Stock Appreciation Rights			0

Gross Shares	9,381,389		9,580,300
Price		$10.18

9 months ended September 30, 2003	Basic		Diluted
Average Shares Outstanding	9,554,540		9,554,540
Options – Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option – Plan 1			0
Options – Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,867
Net Shares from Option – Plan 2			7,333
Options – Plan 3		400,833
Average Option Price		$6.90
Total Exercise Cost		$2,765,748
Shares Repurchased		209,051
Net Shares from Option – Plan 3			191,782
Options – Plan 4		537,651
Average Option Price		$12.11
Total Exercise Cost		$6,510,954
Shares Repurchased		492,136
Net Shares from Option – Plan 4			45,515
Options – Plan 5 – Omnibus		282,418
Average Option Price		$11.62
Total Exercise Cost		$3,281,697
Shares Repurchased		248,050
Net Shares from Option – Plan 5			34,368
Options – EFA Non-qualified		90,569
Average Option Price		$10.13
Total Exercise Cost		$917,464
Shares Repurchased		69,347
Net Shares from Option – EFA Non-qualified			21,222
Options – CGB Qualified		22,766
Average Option Price		$10.70
Total Exercise Cost		$243,596
Shares Repurchased		18,412
Net Shares from Option – CGB Qualified			4,354
Options – CGB Non-qualified		12,961
Average Option Price		$11.28
Total Exercise Cost		$146,200
Shares Repurchased		11,051
Net Shares from Option – CGB Non-qualified			1,910
Options – Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		175,219
Net Shares from Option – Moneta			0
Stock Appreciation Rights		66,426
Average Stock Appreciation Rights Price		$11.99
Total Exercise Cost		$796,448
Shares Repurchased		60,200
Net Shares from Stock Appreciation Rights			0

Gross Shares	9,554,540		9,861,025
Price		$13.23

Moneta options and Stock Appreciation Rights are antidilutive due to the impact of adjusting net income for the expense associated with each plan during the nine month period ended September 30, 2003.

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